EX-99.23(h)(31)

                                    AMENDMENT
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                                JNL SERIES TRUST
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company ("Administrator"), and JNL SERIES TRUST, a Massachusetts business trust ("Trust").

     WHEREAS, the Administrator and the Trust entered into an Amended and Restated Administration Agreement dated as of December 15, 2004 ("Agreement"), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNL Series Trust; and

     WHEREAS, pursuant to the Agreement, each Fund agreed to pay the Administrator for the services provided and the expenses assumed by each Fund as set forth in Schedule B to the Agreement, and the Administrator agreed to accept such fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS, in order to reflect the addition of four new funds.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated January 17, 2006, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated January 17, 2006, attached hereto.

     IN WITNESS WHEREOF, the Administrator and the Trust have caused this Amendment to be executed as of this 17th day of January, 2006.

JACKSON NATIONAL ASSET                JNL SERIES TRUST
MANAGEMENT, LLC


By:                                   By:
    -------------------------------       ---------------------------------

Name:   MARK D. NERUD                 Name:   ROBERT A. FRITTS
      -----------------------------         -----------------------------

Title:   CHIEF FINANCIAL OFFICER      Title:    PRESIDENT
       ----------------------------          ------------------------------

                                   SCHEDULE A
                             DATED JANUARY 17, 2006

JNL/AIM Large Cap Growth Fund
JNL/AIM Real Estate Fund
JNL/AIM Small Cap Growth Fund
JNL/Alger Growth Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/FMR Balanced Fund
JNL/FMR Capital Growth Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/JPMorgan International Equity Fund
JNL/JPMorgan International Value Fund
JNL/Lazard Small Cap Value Fund
JNL/Lazard Mid Cap Value Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund
JNL/Oppenheimer Global Growth Fund
JNL/Oppenheimer Growth Fund
JNL/PIMCO Total Return Bond Fund
JNL/Putnam Equity Fund
JNL/Putnam Midcap Growth Fund
JNL/Putnam Value Equity Fund
JNL/Salomon Brothers High Yield Bond Fund
JNL/Salomon Brothers Strategic Bond Fund
JNL/Salomon Brothers U.S. Government & Quality Bond Fund
JNL/Select Balanced Fund
JNL/Select Large Cap Growth Fund
JNL/Select Global Growth Fund
JNL/Select Money Market Fund
JNL/Select Value Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Retirement Income Fund
JNL/S&P Retirement 2015 Fund
JNL/S&P Retirement 2020 Fund
JNL/S&P Retirement 2025 Fund

                                   SCHEDULE B
                             DATED JANUARY 17, 2006
                               Class A & B Shares

FUNDS                                                                 FEE
-----                                                                 ---
JNL/AIM Large Cap Growth Fund                                        .10%
JNL/AIM Real Estate Fund                                             .10%
JNL/AIM Small Cap Growth Fund                                        .10%
JNL/Alger Growth Fund                                                .10%
JNL/Eagle Core Equity Fund                                           .10%
JNL/Eagle SmallCap Equity Fund                                       .10%
JNL/FMR Balanced Fund                                                .10%
JNL/FMR Capital Growth Fund                                          .10%
JNL/Franklin Templeton Small Cap Value Fund                          .10%
JNL/Goldman Sachs Mid Cap Value Fund                                 .10%
JNL/JPMorgan International Equity Fund                               .15%
JNL/JPMorgan International Value Fund                                .15%
JNL/Lazard Small Cap Value Fund                                      .10%
JNL/Lazard Mid Cap Value Fund                                        .10%
JNL/Mellon Capital Management S&P 500 Index Fund                     .10%
JNL/Mellon Capital Management S&P 400 MidCap Index Fund              .10%
JNL/Mellon Capital Management Small Cap Index Fund                   .10%
JNL/Mellon Capital Management International Index Fund               .15%
JNL/Mellon Capital Management Bond Index Fund                        .10%
JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund      .10%
JNL/Oppenheimer Global Growth Fund                                   .15%
JNL/Oppenheimer Growth Fund                                          .10%
JNL/PIMCO Total Return Bond Fund                                     .10%
JNL/Putnam Equity Fund                                               .10%
JNL/Putnam Midcap Growth Fund                                        .10%
JNL/Putnam Value Equity Fund                                         .10%
JNL/Salomon Brothers High Yield Bond Fund                            .10%
JNL/Salomon Brothers Strategic Bond Fund                             .10%
JNL/Salomon Brothers U.S. Government & Quality Bond Fund             .10%
JNL/Select Balanced Fund                                             .10%
JNL/Select Large Cap Growth Fund                                     .10%
JNL/Select Global Growth Fund                                        .15%
JNL/Select Money Market Fund                                         .10%
JNL/Select Value Fund                                                .10%
JNL/T. Rowe Price Established Growth Fund                            .10%
JNL/T. Rowe Price Mid-Cap Growth Fund                                .10%
JNL/T. Rowe Price Value Fund                                         .10%
JNL/S&P Managed Growth Fund                                          .05%
JNL/S&P Managed Conservative Fund                                    .05%
JNL/S&P Managed Moderate Growth Fund                                 .05%
JNL/S&P Managed Moderate Fund                                        .05%
JNL/S&P Managed Aggressive Growth Fund                               .05%
JNL/S&P Retirement Income Fund                                       .05%
JNL/S&P Retirement 2015 Fund                                         .05%
JNL/S&P Retirement 2020 Fund                                         .05%
JNL/S&P Retirement 2025 Fund                                         .05%